Investor Meetings July/August 2016 EXHIBIT 99.1

Our banking franchise Regions aims to be the premier regional financial institution in America Corporate Banking Business Capital Capital Markets Dealer Finance Equipment Finance Government/Institutional Specialized Industry Institutional Services Insurance Private Wealth • • • • • • • • • • Line of Business Coverage Alabama – 231 Louisiana – 106 Arkansas – 95 Mississippi – 134 Florida – 347 Missouri – 63 Georgia – 130 North Carolina – 6 Illinois – 58 South Carolina – 30 Indiana – 58 Tennessee – 235 Iowa – 11 Texas – 80 Kentucky – 15 Branch Locations by State (1) (1) As of 6/30/2016 (2) Source: SNL Financial as of 3/31/2016 Ranked 15th Nationally in Total Deposits(2) 15th 2 Birmingham, Alabama

2016 Expectations • Average loan growth of 3% - 5%(1); expect to track toward lower end of range • Average deposits relatively stable(1)(2) • Net interest income and other financing income up 2% - 4%; assuming no rate increases, expect to be at mid-point of range • Adjusted non-interest income up 4% - 6% • Adjusted expenses flat to up modestly; full year efficiency ratio <63% • Adjusted operating leverage of 2% - 4% • Net charge-offs of 25 - 35 bps; continue to expect to be at top end of range Note: The reconciliation with respect to these forward-looking non-GAAP measures is expected to be consistent with the actual non-GAAP reconciliations included in the attached appendix. (1) 4Q16 average balances relative to 4Q15 average balances (2) Accelerated planned reduction of certain deposits within Wealth Management and Corporate segments led to the change from previous guidance of 2%-4%. Within Wealth Management, certain customer trust deposits, collateralized by securities, were moved into other fee income producing customer investments. 3

Strategic initiatives Effectively Deploy Capital  Disciplined organic growth  Return appropriate capital to shareholders  Use strategic investments to leverage our infrastructure and enhance revenue diversification Disciplined Expense Management  Generate positive operating leverage  Continuously focus on efficiency and effectiveness  Define, develop and execute Six Sigma initiatives  Make prudent investments with appropriate returns Grow and Diversify Revenue  Leverage SM to grow customers and households and deepen existing relationships  Prudently grow non-interest income  Balance growth across geographies and businesses 4

2nd quarter 2016 results Generated positive operating leverage of 4%(1) on an adjusted basis year-to-date Achieved year-to-date adjusted efficiency ratio of 62.3%(1) Expanded customer base as checking accounts, households, credit cards and wealth relationships grew Recognized as having the best overall reputation among U.S. banks and among the top 10% in online experience Successfully completed annual Comprehensive Capital Analysis and Review (CCAR) process and received no objection to planned capital actions (1) Non-GAAP; see appendix for reconciliation Demonstrates we are successfully executing on our strategic plan Average Loans Increased YoY Earnings returned to common shareholders Adjusted Efficiency Ratio(1) Improved YTD +4% 240 bps $258M +4% Total Adjusted Revenue (FTE)(1) Increased YoY 5

Energy portfolio overview Decline in direct exposure since 2Q15 Total direct energy loans as a % of total loans E&P criticized loans paying as agreed 89% 19% 99% 2.9% OFS criticized loans paying as agreed No second lien exposure outstanding in energy portfolio Loss expectations in energy through the end of 2017 is $50-75 million Should oil prices average $25 a barrel through the end of 2017, we could experience additional losses of $100 million Substantially complete with spring redeterminations, which resulted in a 22% decline in customer borrowing bases to date 12% of direct energy loans are on non-accrual status Loan loss allowance up from 8.0%(1) 9.4% (1) Allowance for direct energy loans 6

Why Regions? – Building sustainable franchise value Effectively Deploy Capital Grow and Diversify Revenue Disciplined Expense Management Adjusted EPS growth of 12-15% (CAGR) Adjusted efficiency ratio of <60% Adjusted ROATCE 12-14% Three pillars of execution Long-term expected results How we intend to deliver Leverage our strengths – Team – Culture – Execution – Markets Investing in growth initiatives Expense eliminations Grow earnings Leverage capital Return capital 7

Appendix 8

Prudently managing balance sheet Average deposit balancesAverage loan and lease balances $79.2 $80.6 $80.8 $81.5 $82.0 2Q15 3Q15 4Q15 1Q16 2Q16 ($ in billions) Consumer lending experienced strong quarter with balances up 1% and production up 20% QoQ As a result of softer pipelines, business lending balances were stable from the prior quarter $97.1 $97.2 $97.5 $97.8 $97.5 2Q15 3Q15 4Q15 1Q16 2Q16 ($ in billions) Consumer segment deposits increased 2% QoQ Certain deposits within Wealth Management and Corporate segments declined due to planned reductions in the 2nd quarter 9

Net interest income and other financing income and net interest margin (1) During the fourth quarter of 2015, Regions corrected the accounting for certain leases which had previously been included in loans. The cumulative effect on pre-tax income lowered net interest income and other financing income $15 million, therefore net interest income and other financing income would have been $871 million. The correction also reduced the net interest margin by 5 basis points and would have been 3.13%. The company does not expect this adjustment to have a material impact to net interest income and other financing income or net interest margin in any future reporting period. Net interest income and other financing income (FTE) down 2% QoQ, but up 4% YoY ⦁ Recent long-term debt issuances, lower loan fees, reduced dividends from trading assets and less favorable credit related interest recoveries were primary drivers behind decrease ⦁ Decrease was only partially offset by higher loan balances With no additional rate increases, the company expects to be at the mid-point of 2016 guidance of 2% - 4% (1) ($ in millions) 10

Non-interest income – Source of sustainable franchise value

Adjusted non-interest income[1]

+5.3% Year-Over-Year



$494
$484
$502
$508
$520
2Q15
3Q15
4Q15
1Q16
2Q16
($ in millions)

- Credit card income increased 10% YoY
- Total mortgage income increased 21% from 1Q16
- Capital markets income increased 41% YoY
- Wealth management increased 6% from prior year

Growth initiatives

2015

- ✓ GreenSky®
- ✓ Fundation™
- ✓ Streamline of Credit℠
- ✓ Financial Consultants
- ✓ Insurance lift-outs and acquisitions
- ✓ M&A Advisory
- ✓ Multifamily Debt Placements
- ✓ Affordable Housing
- ✓ Treasury Management Platform

2016-2018

- Additional point-of-sale opportunities
- CMBS Origination
- Loan Sales & Trading
- Fixed Income Sales & Trading
- Multifamily Debt Placements
- Affordable Housing
- Treasury Management Platform
- Insurance acquisitions

(1) Non-GAAP; see appendix for reconciliation

REGIONS®

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Investments are paying off while prudently managing expenses (1) Non-GAAP; see appendix for reconciliation (2) Represents ~9% of 2015 adjusted expense base Adjusted non-interest expense(1) $859 $894 $861 $843 $889 2Q15 3Q15 4Q15 1Q16 2Q16 ($ in millions) Focused on what we can control in an uncertain environment Announced consolidation of ~ 90 branches in 2016 Plan to eliminate $300M in core expenses through 2018 is well underway. 2016 – 35 to 45% Elimination of core expenses of $300 million over the next 3 years(2) Hiring restrictions for non-customer facing positions started Oct 2015 Streamlining and automating processes to reduce personnel needs 60-65% Operational Efficiencies Reduce third-party spend Curtail discretionary expenditures 25 - 30% Third-Party, Discretionary and Other Branch reconfiguration and continued consolidations: 100-150 branches Targeted reduction in total occupancy of 1 million square feet or ~10% 10 - 15% Branch and Real Estate Optimization 12

Industry leading capital ratios Note: Regions’ ratio is estimated at 6/30/16 and is unchanged from 3/30/16. Peer financial data as of 3/31/16. Peers include BBT, CMA, FHN, FITB, HBAN, KEY, MTB, PNC, SNV, STI, USB and ZION. Source: SNL Financial. 9.5% 9.7% 9.7% 9.8% 9.9% 10.1% 10.4% 10.4% 10.6% 10.6% 10.9% 11.1% 11.1% 12.1% Peer #13 Peer #12 Peer #11 Peer #10 Peer #9 Peer #8 Peer #7 Peer #6 Peer #5 Peer #4 Peer #3 Peer #2 Peer #1 Basel III Common equity Tier 1 ratio Capital priorities Organic Growth Strategic Investments Share repurchases Dividends 13

Solid liquidity Loan-to-deposit ratio(1) (1) Based on ending balances Regions has a strong, core funded balance sheet resulting in low loan-to-deposit ratio Future debt maturities are manageable and allow for efficient re-financing Regions’ liquidity policy requires that the holding company maintain at least 18 months coverage of maturities, debt service and other cash needs Management targets 24 months coverage Bank wholesale funding requirements will be largely dictated by the relative performance of loan and deposit growth 14

Net charge-offs and ratio NPLs and coverage ratio(1) Criticized and classified loans(2) (1) Excludes loans held for sale (2) Includes commercial and investor real estate loans only (3) The All Other category includes TDRs classified as held for sale for the following periods : $18MM in 2Q15, $14MM in 3Q15, $8MM in 4Q15, $8MM in 1Q16 and $8MM in 2Q16. $1,303$1,312 $1,404 357 349 341 Residential First Mortgage All Other (3) Home Equity ($ in millions) ($ in millions) ($ in millions) ($ in millions) $1,276 335 15 Troubled debt restructurings $1,325 324 Asset quality

Energy lending overview

	As of 6/30/16					As of 3/31/16				
($ in millions)	*Loan / Lease Balances*	*Balances Including Related Commitments*	*% Utilization*	*$ Criticized*	*% Criticized*	*Loan / Lease Balances*	*Balances Including Related Commitments*	*% Utilization*	*$ Criticized*	*% Criticized*
Oilfield services and supply (OFS)	$863	$1,332	65%	$422	49%	$984	$1,435	69%	$461	47%
Exploration and production (E&P)	805	1,434	56%	581	72%	956	1,653	58%	660	69%
Midstream	519	1,082	48%	33	6%	545	1,042	52%	40	7%
Downstream	76	347	22%	18	24%	87	378	23%	—	—
Other	129	285	45%	24	19%	144	321	45%	39	27%
Total direct	2,392	4,480	53%	1,078	45%	2,716	4,829	56%	1,200	44%
Indirect	531	996	53%	96	18%	503	1,015	50%	59	12%
Direct and indirect	2,923	5,476	53%	1,174	40%	3,219	5,844	55%	1,259	39%
Operating leases	153	153	—	70	46%	159	159	—	72	45%
Total energy	$3,076	$5,629	55%	$1,244	40%	$3,378	$6,003	56%	$1,331	39%

Total energy

- Total outstandings and commitments declined primarily due to paydowns and payoffs
- Allowance for loan and lease losses was 9.4% of direct energy balances at 6/30/16 vs 8.0% at 3/31/16
- No second lien exposure outstanding within the energy portfolio
- Leveraged loans account for 14% of energy related balances; the majority are Midstream
- Expectations for energy related charge-offs are $50-$75 million through the end of 2017
- Should oil prices average $25 a barrel through the end of 2017, Regions could experience additional losses of $100 million
- Utilization rate has remained between 40-60% since 1Q10
- 12% of direct energy loans are on non-accrual status

Note: Securities portfolio contained ~$66MM of high quality, investment grade corporate bonds that are energy related at 6/30/16, down from ~$166MM at 3/31/16. A leveraged relationship is defined as senior cash flow leverage of 3x or total cash flow leverage of 4x except for Midstream Energy which is 6x total cash flow leverage.

REGIONS

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Energy lending - Oil Field Services and Exploration & Production detail

Type	As of 6/30/16	# of Clients*	Commentary
Marine	$457	9	Client selection is strong with ~61% of exposure tied to clients with contract protection through 2016. Expect some additional stress into 2017 as E&P companies focus on shorter cycle onshore projects.
Integrated OFS	162	10	Average utilization is 37% indicating clients have liquidity to weather cycle.
Compression	119	4	Linked to movement of natural gas; sector is stable and lower risk.
Fluid Management	38	2	Remains a high risk sector.
Pre-drilling / Drilling	72	2	Reduced capex spending of many E&P companies impacted current and future cash flows; however, Regions' larger borrowers remain liquid.
Sand	15	1	Remains a high risk sector, although sand volumes have improved in recent weeks in certain basins.
Total Oil Field Services (OFS)	$863	28	
Exploration and production (E&P)	$805	29**	
Total OFS and E&P	$1,668		

OFS Portfolio

- 51% shared national credit (SNC) loans
- 65% utilization rate compared to 69% in 1Q16
- 89% Non-pass rated (criticized) loans paying as agreed

E&P Portfolio

- Substantially complete with spring redeterminations, which resulted in a 22% decline in customer borrowing bases to date
- Majority of borrowing is senior secured
- 94% shared national credit (SNC) loans
- 56% utilization rate compared to 58% in 1Q16
- Essentially all non-pass rated (criticized) loans paying as agreed

*Represents the number of clients that comprise 75% of the loan balances outstanding.
**Represents the number of clients that comprise 90% of the loan balances outstanding.

REGIONS

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Loan balances by select states Texas Louisiana Note: Intelligence from our customer assistance program (CAP) reveals no noticeable increase in assistance requests in these markets to date. Investor Real Estate Balances by City ($ in millions) Office Retail Multi- Family Single Family Other Total Houston $18 $61 $322 $89 $20 $510 Dallas 213 32 193 40 57 535 San Antonio — 26 68 46 45 185 Other 19 56 126 2 18 221 Total $250 $175 $709 $177 $140 $1,451 Investor Real Estate Balances by City ($ in millions) Office Retail Multi- Family Single Family Other Total Baton Rouge $43 $4 $26 $42 $21 $136 New Orleans 5 8 1 2 15 31 Other 3 36 23 2 17 81 Total $51 $48 $50 $46 $53 $248 18 Commercial - Energy (Direct), $1,255 Commercial - Non-Energy, $4,353 Investor Real Estate, $1,451 Consumer Real Estate Secured, $918 Consumer Non- Real Estate Secured, $908 $8.9 B Commercial - Energy (Direct), $480 Commercial - Non-Energy, $2,277 Investor Real Estate, $248 Consumer Real Estate Secured, $1,112 Consumer Non-Real Estate Secured, $289 $4.4 B

Loan balances by select states Alabama Mississippi Investor Real Estate Balances by City ($ in millions) Office Retail Multi- Family Single Family Other Total Birmingham $32 $40 $30 $15 $24 $141 Huntsville 49 16 6 9 3 83 Mobile / Baldwin County 2 17 3 3 15 40 Other 17 20 21 13 20 91 Total $100 $93 $60 $40 $62 $355 Investor Real Estate Balances by City ($ in millions) Office Retail Multi- Family Single Family Other Total North Mississippi — — — — $97 $97 Jackson / Other 5 2 41 1 4 53 Gulfport / Biloxi / Pascagoula 1 — 20 — 12 33 Total $6 $2 $61 $14 $113 $183 19 Commercial - Energy (Direct), $38 Commercial - Non-Energy, $5,283 Investor Real Estate, $355 Consumer Real Estate Secured, $3,569 Consumer Non- Real Estate Secured, $875 $10.1 B Commercial - Energy (Direct), $66 Commercial - Non-Energy, $1,455 Investor Real Estate, $183 Consumer Real Estate Secured, $962 Consumer Non- Real Estate Secured, $339 $3.0 B

Non-GAAP reconciliation: Non-interest income, non-interest expense and efficiency ratio NM - Not Meaningful (1) Regions recorded $3 million, $50 million and $100 million of contingent legal and regulatory accruals during the second quarter of 2016, the second quarter of 2015, and the fourth quarter of 2014, respectively, related to previously disclosed matters. The fourth quarter of 2014 accruals were settled in the second quarter of 2015 for $2 million less than originally estimated and a corresponding recovery was recognized. (2) Excluding $23 million of FDIC insurance assessment adjustments to prior assessments recorded in the third quarter of 2015, the adjusted efficiency ratio would have been 65.0%. (3) During the fourth quarter of 2015, Regions corrected the accounting for certain leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases. The aggregate impact of this adjustment lowered net interest income and other financing income $15 million. Excluding the negative impact of the $15 million, the adjusted efficiency ratio would have been 62.7%. The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. Management uses this ratio to monitor performance and believes this measure provides meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non- GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the efficiency ratio. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. 20

Non-GAAP reconciliation continued: YTD Non- interest income, non-interest expense, efficiency ratio and operating leverage (1) See page 7 of 2Q16 Financial Supplement for additional detail on these adjustments. 21

Forward-looking statements This presentation may include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain a regulatory non-objection (as part of the CCAR) process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The Basel III framework calls for additional risk-based capital surcharges for globally systemically important banks. Although we are not subject to such surcharges, it is possible that in the future we may become subject to similar surcharges. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives. • The success of our marketing efforts in attracting and retaining customers. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. 22

Forward-looking statements continued The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors" of Regions' Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward- looking statements that are made from time to time. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • The risks and uncertainties related to our acquisition and integration of other companies. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act. • The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our inability to keep pace with technological changes could result in losing business to competitors. • Our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; increased costs; losses; or adverse effects to our reputation. • Our ability to realize our efficiency ratio target as part of our expense management initiatives. • Significant disruption of, or loss of public confidence in, the Internet and services and devices used to access the Internet could affect the ability of our customers to access their accounts and conduct banking transactions. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect how we report our financial results. • Other risks identified from time to time in reports that we file with the SEC. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. 23

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